Execution Copy

THIRD AMENDMENT TO SECOND AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT, dated as of April 27, 2011, to the Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2009, among HWC Wire & Cable Company (“Borrower”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Second Amended and Restated Loan and Security Agreement, as amended and modified and as may be further amended and modified from time to time, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement;

WHEREAS, Southwest Wire Rope, LP, Southwest Wire Rope GP LLC and Southern Wire, which became parties to the Loan Agreement pursuant to a Joinder Agreement dated as of July 20, 2010, were merged into Borrower and ceased to exist effective January 1, 2011; and

WHEREAS, Houston Wire & Cable Company (“Guarantor”) has guaranteed the obligations of Borrower under the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.           Additional and Amended Definitions.  The following definitions of “Third Amendment” and “Third Amendment Effective Date” are hereby inserted into Appendix A to the Loan Agreement.  The definitions of “Maximum Revolving Loan” and “Total Credit Facility” are hereby deleted from Exhibit A to the Loan Agreement and the following are inserted in their stead:

*      *      *

“Maximum Revolving Loan – Eighty-Five Million Dollars ($85,000,000) from the First Amendment Effective Date until August 31, 2011 and Seventy-Five Million Dollars ($75,000,000) from September 1, 2011 through the remainder of the Term.

*      *      *

Third Amendment – that certain Third Amendment to Loan Agreement dated as of April 27, 2011 by and among Borrower, Agent and Lenders and acknowledged by Guarantor.

*      *      *

Third Amendment Effective Date – the date on which the conditions precedent to the effectiveness of the Third Amendment are satisfied.

*      *      *

Total Credit Facility – Eighty-Five Million Dollars ($85,000,000), from the Third Amendment Effective Date to August 31, 2011 and Seventy-Five Million Dollars ($75,000,000) from September 1, 2011 through the remainder of the Term.”

2.           Total Credit Facility.  The first paragraph of Section 1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.           CREDIT FACILITY.

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a credit facility of up to the amount of the Total Credit Facility available upon Borrower’s request therefor, as follows:”

3.           Revolving Loans.  Section 1.1.1(A) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.1.1           Revolving Credit Loans.  (A)  Loans and Reserves.  The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender’s “Revolving Credit Loan Commitment”), pursuant to the terms hereof, shall be the amount set below such Lender’s name on the signature pages hereof.  The percentage equal to the quotient of (x) each Lender’s Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender’s “Revolving Credit Percentage”.  Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time multiplied by (B) such Lender’s Revolving Credit Percentage.  It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time.  If the unpaid balance of the Revolving Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof.  In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default.  Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in the reasonable exercise of Agent’s credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower’s business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower’s Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies from time to time hereunder as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.”

2

4.           No Trigger Period.  Borrower, Agent and Lenders acknowledge and agree that a Trigger Period shall not have been deemed to occur on or prior to the Third Amendment Effective Date.

5.           Fee.  In order to induce Bank of America, as a Lender, to increase its Revolving Loan Commitment by $10,000,000, Borrower agrees to pay to Agent, for the benefit of Bank of America, a fee in the amount of $25,000.  Said fee shall be due and payable and fully earned and non-refundable on the date hereof.

6.           Conditions Precedent.  This Third Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a)          Agent shall have received each of the following documents, each in form and substance acceptable to Agent:

(i)           Copy of this Third Amendment, duly executed by Borrower, Guarantor, Agent and each Lender;

(ii)          Amended and Restated Revolving Credit Note in the form attached hereto and incorporated herein as Exhibit A-1 attached to this Third Amendment executed by Borrower; and

(iii)         Copies of resolutions of the Boards of Directors of Borrower and Guarantor authorizing this Third Amendment certified as true and correct by the Secretary of Borrower and Guarantor.

(b)         Borrower shall have paid to Agent, for the benefit of Bank of America, the fee referred to in Section 5 above.

The date on which all of the conditions precedent listed above are satisfied or waived is hereinafter referred to as the “Third Amendment Effective Date.”  After the Third Amendment Effective Date, Lenders shall deliver to Borrower the Revolving Credit Note previously executed and delivered by Borrower to Lenders, which Note shall be marked “Amended and Superseded.”

7.           Revolving Credit Loan Commitment.  Bank of America’s Revolving Loan Commitment to the Loan Agreement is hereby amended to be as the amounts set forth below its signature on this Third Amendment.

8.           Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

3

9.           Governing Law.  This Third Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

10.         Counterparts.  This Third Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

11.         No Novation.  The amended and restated Revolving Credit Note to be delivered pursuant to this Third Amendment replaces and supersedes that certain promissory note in the principal amount of $75,000,000 dated September 21, 2007 (the “Original Note”) and the execution and delivery of such amended and restated Revolving Credit Note shall not constitute (a) an extinguishment of the indebtedness of Borrower to the applicable Lender evidenced by the Original Note or (b) a novation of any such indebtedness of the Original Note.

(Signature Page Follows)

4

(Signature Page to Third Amendment to Second Amended
and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as
Borrower

		By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and CFO

BANK OF AMERICA, N.A., as Agent and a
Lender

		By:	/s/ Steven J. Chalmers
Name: Steven J. Chalmers
Title: V.P.

Revolving Loan Commitment: $85,000,000 from the Third Amendment Effective Date until August 31, 2011 and $75,000,000 from September 1, 2011 through the remainder of the Term

ACCEPTED AND AGREED
to this 27th day of April, 2011:

HOUSTON WIRE & CABLE COMPANY,
as Guarantor

By:	/s/ Charles A. Sorrentino
Name: Charles A. Sorrentino
Title: President and CEO

EXHIBIT A-1

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$85,000,000	Amended and Restated
As of April 27, 2011
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Borrower”), hereby PROMISES TO PAY to the order of Bank of America, N.A., a national banking association (“Lender”), or its registered assigns, at the principal office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Eighty-Five Million Dollars ($85,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Second Amended and Restated Loan and Security Agreement dated as of September 21, 2009 by and among Borrower, the lender signatories thereto (including Lender) and Bank of America, N.A. (“Bank of America”), as agent for such Lenders (Bank of America in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement.  All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

A-1-1

(Signature Page to Amended and Restated Revolving Credit Note)

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HWC WIRE & CABLE COMPANY, as Borrower

By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and CFO

A-1-2